EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as General Partner of Bromwell Financial Fund, LP, certify that (i) the Form 10K for the year ended December 31, 2005 of Bromwell Financial Fund, LP fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, LP.


BROMWELL FINANCIAL FUND, LP
By:  Belmont Capital Management, Inc., General Partner



By:  /s/ Michael Pacult
     Michael Pacult
     Chief Executive Officer &
     Chief Financial Officer


Date:	March 30, 2006